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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                 April 23, 2001


                            QUORUM HEALTH GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

          33-31717-A                                   62-1406040
       ----------------                              ---------------
   (Commission File Number)                 (IRS Employer Identification No.)


              103 CONTINENTAL PLACE, BRENTWOOD, TENNESSEE   37027
             (Address of principal executive offices)     (Zip Code)


                                 (615) 371-7979
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
              (Former name, former address and former fiscal year,
                          if changed since last report)


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ITEM 5.  OTHER EVENTS.

Medicare Cost Report Case Settlement

On April 23, 2001, we announced in a press release the completion of our Medicare cost report case settlement with the Civil Division, U.S. Department of Justice. The settlement consists of $82.5 million in compensation plus interest and implementation of a corporate integrity agreement for five years. In addition to resolving the government's claims against the Company, the government has agreed not to pursue claims against current and former managed hospitals that take certain administrative steps.

ITEM 7.  EXHIBITS.

Exhibit 99. Press release dated April 23, 2001, to announce the completion of the settlement of the Medicare cost report case.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      QUORUM HEALTH GROUP, INC.


Date: April 24, 2001                   By: \s\ Terry Allison Rappuhn
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                                          Terry Allison Rappuhn, Senior Vice
                                          President & Chief Financial Officer